UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Lantern Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 McKinney Avenue, 7th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(972) 277-1136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2023, Lantern Pharma Inc. (the “Company”) entered into (i) an amendment to the employment agreement between the Company and Kishor G. Bhatia, the Company’s Chief Scientific Officer, and (ii) an amendment to the employment agreement between the Company and David R. Margrave, the Company’s Chief Financial Officer.

Pursuant to the amendment entered into with Dr. Bhatia, the annual pre-tax base salary level for Dr. Bhatia was increased to $316,000 commencing January 1, 2024, and the target eligible annual bonus level percentage under Dr. Bhatia’s employment agreement was increased to 40% of Dr. Bhatia’s applicable base salary.

Pursuant to the amendment entered into with Mr. Margrave, the annual pre-tax base salary level for Mr. Margrave was increased to $413,800 commencing January 1, 2024, and the target eligible annual bonus level percentage under Mr. Margrave’s employment agreement was increased to 40% of Mr. Margrave’s applicable base salary.

The amendments entered into with Dr. Bhatia and Mr. Margrave were recommended by the Company’s Compensation Committee and authorized by the Company’s Board of Directors following an evaluation that included consideration of a compensation evaluation report and analysis prepared by an independent compensation advisory firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantern Pharma Inc.,
A Delaware Corporation

Dated: December 29, 2023	By:	/s/ David R. Margrave
David R. Margrave, Chief Financial Officer

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